As filed with the Securities and Exchange Commission on May 30, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-1490038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2962
(Address of Principal Executive Offices)	(Zip Code)

Whirlpool Corporation 2007 Omnibus Stock and Incentive Plan

(Full title of the plan)

Robert J. LaForest, Esq.

Vice President & Associate General Counsel

Whirlpool Corporation

Mail Drop 2200, 2000 North M-63

Benton Harbor, Michigan 49022-2962

(269) 923-5020

(Name and address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $1.00 per share, and associated Preferred Stock Purchase Rights	4,000,000 shares	$111.453	(2)	$445,812,000	(2)	$13,687	(2)
(1)	Estimated number of shares of Common Stock issuable during the next five years of operation of the Plan. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the plan to reflect stock splits, stock dividends, mergers and other capital changes. Each share of Common Stock will have attached thereto one preferred stock purchase right issued pursuant to the registrant’s Rights Agreement (subject to adjustment under the terms of the Rights Agreement).
(2)	Estimated pursuant to Rule 457(c) and 457(h) solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for shares of the registrant’s common stock as reported on the New York Stock Exchange on May 25, 2007. No separate consideration will be received for preferred stock purchase rights, which initially will trade together with the common stock. In addition, pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the registration fee required in connection with this Registration Statement by $3,500 previously paid by the registrant in connection with the registration of 557,371 shares of Common Stock pursuant to the Registration Statement on Form S-8 (Registration No. 333-90602) filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2002; which have not been issued and which will be deregistered pursuant to a post-effective amendment to such registration statement. Accordingly, the filing fee wired to the SEC in connection with this Registration Statement is $10,187.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Item 1 of Part I will be delivered to participants in the plan covered by this registration statement, in accordance with Form S-8 and Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the registrant (Commission File No. 1-3932) with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this registration statement by reference:

(a) The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(b) The registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

(c) The registrant’s Current Reports on Form 8-K and Form 8-K/A filed on January 8, 2007 and May 14, 2007, respectively.

(d) The description of the registrant’s common stock contained in the registrant’s Current Report on Form 8-K filed April 23, 1996.

(e) The description of the registrant’s Preferred Stock Purchase Rights contained in the registrant’s Registration Statement on Form 8-A filed on April 27, 1998, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Robert J. LaForest, Esq., who has rendered an opinion as to the validity of the common stock being registered by this registration statement, is an officer of the registrant and holds restricted stock equivalents and options to purchase shares of the registrant’s common stock.

Item 6.	Indemnification of Directors and Officers.

The Delaware General Corporation Law and the Certificate of Incorporation of the Company provide for the indemnification of any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding by reason of the fact that such individual is or was a director or officer of the Company or serves or served another enterprise (including the plan) at the request of the Company against all expense, liability, and loss (including attorney’s fees, judgments, fines, Employee Retirement Income Security Act of 1974 (“ERISA”) excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection therewith, to the fullest extent authorized by the Delaware General Corporation Law, and also generally provides for mandatory advancement by the Company of defense-related expenses. Furthermore, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty to the Company or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violating of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit.

Both the Delaware General Corporation Law and the Certificate of Incorporation of the Company provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Company. The Company has obtained directors’ and officers’ insurance coverage, which insurance covers certain liabilities of directors and officers of the Company arising under the Securities Act.

The Company has entered into indemnification agreements with each of its non-employee directors and certain officers providing for the indemnification of such directors and officers. The indemnification agreements provide for indemnification by the Company of each person subject to an indemnification agreement to the fullest extent permitted by law against expenses and damages if the person is, or is threatened to be made, a party to or participant in a legal proceeding by reason of his or her status as a director or officer of the Company or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent. The indemnification agreements provide that the Company will advance the expenses the person incurred in any such proceedings prior to final disposition of the claim. In determining a person’s entitlement to indemnification, the person will be presumed entitled to indemnification, and the Company will have the burden of proving otherwise.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits filed as part of this registration statement are listed on the Exhibit Index that follows the signature page of this registration statement.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(e) of the Securities Act of 1933;

ii.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on May 30, 2007.

WHIRLPOOL CORPORATION

By:	/s/ Daniel F. Hopp
Daniel F. Hopp
Senior Vice President, Corporate Affairs and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on May 30, 2007.

Signature	Title
Jeff M. Fettig*	Director, Chairman of the Board
Jeff M. Fettig	and Chief Executive Officer
(Principal Executive Officer)

David L. Swift*	Director and President, Whirlpool
David L. Swift	North America

Michael A. Todman*	Director and President, Whirlpool
Michael A. Todman	International

Roy W. Templin*	Executive Vice President and
Roy W. Templin	Chief Financial Officer
(Principal Financial Officer)

Larry M. Venturelli*	Vice President and Controller
Larry M. Venturelli	(Principal Accounting Officer)

Herman Cain*	Director
Herman Cain

Gary T. DiCamillo*	Director
Gary T. DiCamillo

Kathleen J. Hempel*	Director
Kathleen J. Hempel

Michael F. Johnston*	Director
Michael F. Johnston

William T. Kerr*	Director
William T. Kerr

Arnold G. Langbo	Director
Arnold G. Langbo

Miles L. Marsh*	Director
Miles L. Marsh

Paul G. Stern*	Director
Paul G. Stern

Janice D. Stoney*	Director
Janice D. Stoney

Michael D. White*	Director
Michael D. White

*By: /s/ Daniel F. Hopp
As Attorney-in-Fact

Whirlpool Corporation

EXHIBIT INDEX

to

Form S-8 Registration Statement

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Whirlpool Corporation (incorporated by reference to Whirlpool Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

4.2	By-laws of the Company, as amended and restated January 5, 2007 (incorporated by reference to Whirlpool Corporation’s Current Report on Form 8-K filed on January 8, 2007)

4.3	Rights Agreement, dated April 21, 1998, between Whirlpool Corporation and First Chicago Trust Company of New York, (incorporated by reference to the Registrant’s Form 8-K filed on April 27, 1998)

5.1	Opinion of Robert J. LaForest, Esq.

10.1	Whirlpool Corporation 2007 Omnibus Stock and Incentive Plan (filed as Annex A to the Registrant’s proxy statement for the annual meeting of stockholders held on April 17, 2007, filed on March 12, 2007 and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Whirlpool Corporation

23.2	Consent of Robert J. LaForest, Esq. (contained in Exhibit 5.1)

24.1	Power of Attorney